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Molecular Partners AG Wagistrasse 14 8952 Schlieren Switzerland
June 26, 2024
Molecular Partners AG - Registration Statement on Form S-8 – Exhibit 5.1
Ladies and Gentlemen
We have acted as special Swiss counsel to Molecular Partners AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form S‑8 (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act) 3,360,908 registered shares in the Company with a nominal value of CHF 0.10 each (the New Shares) that may be issued by the Company under (i) the Company's Performance Share Plan 2024 – Employees, as approved by the board of directors of the Company on March 12, 2024 (the PSU Employee Plan), (ii) the Company's Performance Share Plan 2024 – Management, as approved by the board of directors of the Company on March 12, 2024 (the PSU Management Plan and, together with the PSU Employee Plan, the PSU Plans), and (iii) the Company's Restricted Share Plan 2024, as approved by the board of directors of the Company on March 12, 2024 (the RSU Plan and, together with the PSU Plans, the Plans).
As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Documents (as defined below).
I.Basis of Opinion
This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (as defined below) or any other matter.
For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.
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For purposes of this opinion, we have only reviewed originals or copies of the following documents we have deemed necessary or advisable for the purpose of rendering this opinion (collectively the Documents):
(i)an electronic copy of the Registration Statement;
(ii)an electronic copy of the PSU Employee Plan, which is filed as Exhibit to the Registration Statement;
(iii)an electronic copy of the PSU Management Plan, which is filed as Exhibit to the Registration Statement;
(iv)an electronic copy of the RSU Plan, which is filed as Exhibit to the Registration Statement;
(v)a certified copy of the articles of incorporation of the Company dated April 17, 2024, certified by the Commercial Register of the Canton of Zurich on June 13, 2024 (the Articles);
(vi)a certified copy of an excerpt from the Commercial Register of the Canton of Zurich dated June 13, 2024, relating to the Company (the Excerpt); and
(vii)an electronic copy of the minutes of the board of directors of the Company dated as of March 12, 2024, approving the Plans (the Board Resolution).
No documents other than the Documents have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.
In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.
II.Assumptions
In rendering the opinion below, we have assumed the following:
(a)all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
(b)all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or
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facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;
(c)all signatures appearing on all original documents or copies thereof which we have examined are genuine and authentic;
(d)the Registration Statement is within the capacity and power of, and has been validly authorized and executed by the Company;
(e)the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Swiss law;
(f)the Registration Statement will be duly filed with the SEC in the form submitted to us;
(g)the Registration Statement is correct, complete, up-to-date and in full force and effect and no changes have been made or should have been or should be reflected in the Registration Statement as of the date hereof;
(h)the Excerpt and the Articles are correct, complete and up-to-date and no changes have been made or should have been or should be reflected in the Excerpt or the Articles as of the date hereof;
(i)the Board Resolution (i) has been duly resolved, (ii) has not been amended and (iii) is in full force and effect;
(j)the PSU Plans and the RSU Plan (i) are unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and (ii) no changes have been made which should have been or should be reflected in the PSU Plans or the RSU Plan, as the case may be, as of the date hereof;
(k)to the extent relevant for purposes of this opinion, any and all information contained in the Documents is, and all material statements made to us in connection with the Documents are and will be, true, complete and accurate at all relevant times;
(l)any New Shares issued will be listed on the Nasdaq Stock Market LLC and on the SIX Swiss Exchange in accordance with applicable laws and regulations;
(m)all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
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(n)with respect to any New Shares to be issued out of the capital range of the Company, prior to the issuance of the New Shares, the board of directors of the Company will have (i) resolved in the presence of a notary on the execution of a capital increase according to article 3a of the Articles or such article replacing article 3a of the Articles, (ii) validly excluded the preemptive rights of the existing shareholders for purposes of the issuance of the New Shares according to article 3a of the Articles or such article replacing article 3a of the Articles, (iii) issued a capital increase report with respect to the capital increase and (iv) made the corresponding declarations required for implementing the capital increase and the amendment of the Articles and such resolutions will not have been amended and will be in full force and effect until the issuance of all such New Shares, the nominal value of the New Shares will have been paid by or on behalf of the plan participant and the plan participant (or someone acting on his/her behalf) will have signed a subscription form in accordance with Swiss law for the New Shares;
(o)with respect to any New Shares to be issued out of the conditional share capital for employee participation of the Company, (i) the Company will have at the time of issuance of New Shares according to article 3b of the Articles or such article replacing article 3b of the Articles sufficient conditional share capital to issue the required number of New Shares to be delivered to holders of PSUs or RSUs, (ii) the plan participant (or someone acting on his/her behalf) will deliver prior to the issuance of the New Shares an exercise and acquisition declaration for the New Shares in accordance with Swiss law, (iii) prior to the issuance of the New Shares the nominal value of the New Shares will have been paid by or on behalf of the plan participant, (iv) the requisite reports of the Company's auditors according to article 653f of the Swiss Code of Obligations (CO), the amendments of the Articles according to article 653g CO, and the entry of the corresponding share capital increase into the Commercial Register of the Canton of Zurich will be made in accordance with the requirements of the CO and (v) all necessary actions for the issuance of New Shares from the Company’s conditional capital will be taken;
(p)with respect to any New Shares to be issued in an ordinary capital increase, prior to the issuance of any New Shares, (i) the shareholders will have resolved to increase the share capital of the Company and (ii) the board of directors of the Company will have (x) resolved in the presence of a notary on the execution of a capital increase, (y) validly excluded the preemptive rights of the existing shareholders for purposes of the issuance of the New Shares, (z) issued a capital increase report with respect to the capital increase and made the corresponding declarations required for implementing the capital increase, the amendment of the Articles and such resolutions; the nominal value of the New Shares will have been paid by or on behalf of the plan participant and the plan participant (or someone acting on his/her behalf) will have signed a subscription form for the New Shares in accordance with Swiss law;
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(q)all New Shares will be issued in the manner referred to in the PSU Plans and the RSU Plan and pursuant to the agreements which accompany the PSU Plans and the RSU Plan;
(r)the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital;
(s)the Company is, at the date hereof, not insolvent or over-indebted (within the meaning of article 725b CO); and
(t)no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion.
III.Opinion
Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the New Shares, if and when issued and paid for pursuant to the Articles and Swiss law – in particular after such New Shares have been validly subscribed for and the issue price for such New Shares has been paid-in in accordance with the Articles and Swiss law, and upon registration of the relevant capital increase with the Commercial Register of the Canton of Zurich (if applicable) and the electronic publication of such registration in the Swiss Official Gazette of Commerce (if applicable) – and entered into the Company's book of uncertificated securities, will be validly issued, fully paid as to their nominal value and non-assessable.
IV.Qualifications
The above opinions are subject to the following qualifications:
(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)The exercise of voting rights and rights related thereto with respect to any New Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.
(c)We express no opinion as to tax or regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter.
(d)We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient
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information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the New Shares.
(e)Any issuance of the New Shares out of the conditional capital of the Company must be confirmed by the auditor of the Company, and amended Articles reflecting the issuance of New Shares from conditional capital, together with said confirmation by the Company's auditor, must be filed with the competent commercial register.
(f)We express no opinion as regards the exclusion of shareholders' pre-emptive subscription rights.
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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.
This letter is addressed to you in connection with the Registration Statement. No other person may rely on this opinion for any purpose. We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Without our prior written consent, this opinion may not (in full or in part) be copied, furnished or quoted to any other person except your advisors and representatives in connection with the matters set forth herein.
This opinion shall be governed by and construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.
Sincerely yours
/s/ Homburger AG
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